UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 4, 2026

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-08675	81-0305822
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4438 W. Lovers Lane, Unit 100, Dallas, TX	75209
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (406) 606-4117

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE
Common Stock, $0.01 par value	UAMY	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Temporary Leave of Absence of Chief Financial Officer

On May 4, 2026, United States Antimony Corporation (the "Company") announced that Richard Isaak, the Company's Chief Financial Officer and principal financial officer, will commence a personal leave of absence effective immediately. During the leave, Mr. Isaak will not perform the duties of Chief Financial Officer or principal financial officer. Mr. Isaak is expected to return to his role following the conclusion of the leave, although the duration of the leave has not been determined.

(c) Appointment of Interim Chief Financial Officer

In connection with Richard Isaak's leave of absence, the Board of Directors of the Company appointed Shawn Winkler, age 50, to serve as Interim Chief Financial Officer and principal financial officer of the Company, effective May 4, 2026.

Shawn Winkler brings more than two decades of corporate finance, capital markets, and executive leadership experience to his role as Interim Chief Financial Officer. He most recently served as Chief Financial Officer of Burrow Global, a Texas-based full-service engineering, procurement, and construction firm serving the energy industry.

Prior to his CFO tenure, Mr. Winkler spent 15 years as an investment banker at BMO Capital Markets and Deutsche Bank Securities, advising public and private clients in the natural resources sector on more than $10 billion of M&A transactions. He led capital raises across the full capital structure including IPOs, follow-on equity, high-yield and convertible notes, bank and institutional loans, and acquisition financing.

Mr. Winkler holds an MBA from Rice University's Jones Graduate School of Management, where he was named a Jones Scholar, and a Bachelor of Arts in Economics, Managerial Studies, and Policy Studies, also from Rice University. There are no arrangements or understandings between Mr. Winkler and any other persons pursuant to which he was appointed as Interim Chief Financial Officer. There are no family relationships between Mr. Winkler and any director or executive officer of the Company, and there are no transactions between Mr. Winkler and the Company that would be reportable under Item 404(a) of Regulation S-K.

In connection with his appointment as Interim Chief Financial Officer, Mr. Winkler will receive a monthly cash stipend of $20,000 during the period of his service in the interim role and a one-time equity award of 100,000 stock purchase warrants with a strike price equal to the Company’s share price as of market close on April 27, 2026.

Item 7.01 Regulation FD Disclosure

On May 6, 2026, the Company issued a press release announcing Richard Isaak's leave of absence and the appointment of Shawn Winkler as Interim Chief Financial Officer.

A copy of the Press Release is attached as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01. The information contained in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except to the extent expressly stated in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the Press Release, contains forward-looking statements, including statements regarding Mr. Isaak's expected return, the timing of the Company's Q1 earnings release, and the Company's financial reporting process. Forward-looking statements reflect management's current knowledge, assumptions, judgment, and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct, and you should be aware that actual events or results may differ materially from those contained in the forward- looking statements. Words such as “will,” “expect,” “intend,” “plan,” “potential,” “possible,” “goals,” “accelerate,” “continue,” and similar expressions identify forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, those described in the Company’s filings on Form 10-K, Form 10-Q, and Form 8-K with the United States Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not rely upon any forward-looking statements as predictions of future events. The Company undertakes no obligation to revise or update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof, to reflect new information or the occurrence of unanticipated events, to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, in each case, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by United States Antimony Corporation dated May 6, 2026
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Dated:	May 6, 2026	By:	/s/ Gary C. Evans
Gary C. Evans
Chairman and Chief Executive Officer